UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

145 E. University Boulevard, Tucson, AZ 85705

(Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2020 Company’s subsidiary, Psoria-Shield, Inc., acquired shares of common stock representing 62% of the issued and outstanding shares stock in Protec Scientific, Inc., a New York corporation, pursuant to a Stock Purchase Agreement in the form of the copy attached as an Exhibit to this Report (the “PSA”). Protec was recently organized to engage in the business of researching and developing products that use various spectral photonic emissions across a variety of applications including, but not limited to, an anti-viral UV-C germicidal wand device to be marketed as the ProTec 9. In consideration for the common stock issued to Psoria-Shield by Protec, Psoria-Shield advanced $140,000 to Protec. It also agreed to license certain intellectual property and patented technology to Protec, pursuant to a License Agreement in the form of the copy attached as an Exhibit to this Report (the “License”). The License grants Protec an exclusive, right and license to use certain Licensed Patents, Know-how, Technical Data, and any Improvements to develop, make, have made, use, sell, offer to sell, distribute, export, import, and otherwise commercialize the Protec 9 within the United States and Canada, for a period continuing for so long as Psoria-Shield owns the acquired common shares in Protec. It requires Protec to pay a royalty of 4% of gross revenues arising from or relating to the servicing, selling, distributing, and other commercialization of Protec 9 products. Pursuant to the PSA, the Company’s Chairman, Calvin R. O’Harrow, will serve as member of Protec’s three-member Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell Company Transaction. Not applicable.

(d) Exhibits. Stock Purchase Agreement dated as of September 1, 2020.

License Agreement dated as of September 30, 2020.

EXHIBIT INDEX

Exhibit No.	Description

1.01	Stock Purchase Agreement dated as of September 1, 2020.
1.02	License Agreement dated as of September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: October 6, 2020	By:	/s/ Calvin R. O’Harrow
Calvin R. O’Harrow
President, CEO